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                                                                    Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-72583, 333-87427, 333-40652, 333-59786, 333-71966, 333-76880,
333-116510 and 333-85654 on Form S-3; and Registration Statements Nos. 333-16529, 333-34002, 333-37366, 333-59200, 333-106729, 333-106733, 333-115487,
333-117460 and 333-117461 on Form S-8 of Calpine Corporation of our report dated March 31, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 31, 2005